Exhibit 10.7

GUARANTY

This GUARANTY (“Guaranty”) is made as of April 10, 2009 by Northern Trust Corporation, a Delaware corporation (“NTC”), in favor of the ABA Retirement Funds, an Illinois not-for-profit corporation (“ABA RF”).

WHEREAS, The Northern Trust Company, an Illinois banking corporation (“Northern Trust”) and ABA RF have heretofore entered into a Fiduciary Investment Services Agreement, dated August 15, 2008 (the “FISA”) pursuant to which Northern Trust has agreed to provide certain trustee, fiduciary and related services with respect to the “Program,” as defined in the FISA, in consideration of the mutual promises and covenants contained therein;

WHEREAS, Section 8.10 of the FISA obligates Northern Trust to deliver a guaranty by NTC of Northern Trust’s obligations under the FISA;

WHEREAS, NTC hereby acknowledges that, as the sole stockholder of Northern Trust, it will derive a significant financial benefit from the FISA.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt of which hereby is acknowledged, NTC agrees as follows:

1.	Guaranty.

(a)    NTC hereby unconditionally and irrevocably guarantees to ABA RF the prompt and full performance and payment when due of any and all Obligations (as defined below) of Northern Trust owing to ABA RF, and agrees to pay, upon demand by ABA RF or as otherwise may be required by a court of competent jurisdiction, any and all amounts that may be or become payable, and to cause to be performed, all services required to be performed, by Northern Trust under the FISA or applicable law (individually and collectively, the “Obligations”). NTC also guarantees to ABA RF, the payment of any and all expenses reasonably incurred by ABA RF (including reasonable attorneys’ fees and disbursements) in connection with the enforcement of this Guaranty.

(b)    This Guaranty is a continuing guaranty of the full and punctual payment of the Obligations and not of their collectibility only, and is in no way conditioned upon any requirement that ABA RF attempt to collect any of the Obligations from Northern Trust or from any other party now or hereafter primarily or secondarily liable for any or all the Obligations. Furthermore, the liability of NTC hereunder shall be absolute and unconditional, irrespective of (i) the validity or enforceability of the Obligations, (ii) any settlement, compromise, waiver or release by Northern Trust in respect of any of the Obligations, by operation of law or otherwise; (iii) any extension, renewal, modification, amendment or supplement to the FISA or any other related instrument or document; (iv) any change in the structure or ownership of NTC or Northern Trust; (v) any insolvency, bankruptcy, reorganization or similar proceeding affecting Northern Trust; (vi) the existence of any claim, setoff or other rights that NTC may have at any time against Northern Trust, whether in connection with this Guaranty or otherwise; or (vii) any other act or omission to act or delay of any kind by Northern Trust or ABA RF or any other person, firm or corporation or any other circumstance whatsoever that might, but for the provisions of this paragraph, constitute a legal or equitable defense to, or discharge of, any of NTC’s liabilities or obligations hereunder. ABA RF shall be entitled to enforce its rights hereunder without regard to any action taken or not taken by any other such party.

(c)    Notice of acceptance of this Guaranty is hereby waived. NTC waives demand, presentment, protest and notice of any kind; and agrees that (i) any renewal, extension or postponement of the time of performance or payment of the Obligations or any other indulgence and (ii) any modification, supplement or alteration of any of the Obligations, may be effected without notice to and without releasing NTC.

(d)    NTC hereby agrees not to assert any right, claim or cause of action, including, without limitation, a claim for subrogation, reimbursement, indemnification or otherwise, against Northern Trust arising out of or by reason of this Guaranty or the obligations hereunder, including, without limitation, the payment or securing or purchasing of any of the Obligations of Northern Trust unless and until the Obligations are performed or indefeasibly paid in full.

2.    Effect of Bankruptcy.    If any payment received by ABA RF from Northern Trust with respect to the Obligations is subsequently recovered from, or repaid by ABA RF, as a result of any bankruptcy, reorganization, receivership, dissolution, liquidation, or other insolvency proceeding, this Guaranty shall continue to be effective as though such payment had not been made. This provision shall survive any termination of this Guaranty.

3.    Waiver of Jury Trial.    NTC hereby waives any right it might otherwise have to demand that any claim, dispute or controversy arising hereunder be submitted to a trial by jury in any action brought by ABA RF to enforce its rights under this Guaranty.

4.    No Abrogation.    Nothing in this Guaranty shall be interpreted as abrogating, limiting or interfering with any rights of ABA RF (and its members, directors, officers and employees) under the FISA.

5.    No Assignment.    This Guaranty may not be assigned by ABA RF without the express written consent of NTC.

6.    Governing Law; Consent to Jurisdiction.    THIS GUARANTY SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING WITHOUT LIMITATION, 735 ILCS SECTION 105/5-1 ET. SEQ., BUT OTHERWISE WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS. NTC AND ABA RF EACH HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY, AND NTC AND ABA RF EACH HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM.

EXECUTED as of the date first set forth above.

NORTHERN TRUST CORPORATION

By:	/s/ Timothy Theriault

Name:	Timothy Theriault

Title:	President – C&IS

Attest:

By:	/s/ Dale K. Nichols

Name:	Dale K. Nichols

Title:	Assistant General Counsel

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